Exhibit 99.1

For further information contact:

Company:	Lona Cornish
PolyMedix, Inc.
484-598-2340
lcornish@polymedix.com

Investors:	Erika Moran
emoran@investorrelationsgroup.com

Media:	Janet Vasquez
jvasquez@investorrelationsgroup.com
The Investor Relations Group
212-825-3210
PolyMedix’s CEO to Present at Rodman & Renshaw’s Ninth Annual
Healthcare Conference on November 6, 2007
Radnor, PA (November 2, 2007) — PolyMedix, Inc. (OTC BB: PYMX), an emerging biotechnology company developing acute care products for infectious diseases and acute cardiovascular disorders based on biomimetics, will present at Rodman & Renshaw’s Ninth Annual Healthcare Conference taking place November 5 — 7, 2007, at the New York Palace Hotel. Nicholas Landekic, President & C.E.O. of PolyMedix, will give the Company presentation on Tuesday, November 6 at 2:40 PM (EST) in the Spellman Room. Additional information regarding the conference can be found at http://www.rodmanandrenshaw.com/conferences?id=6.
Mr. Landekic will give a brief corporate overview and an update on the Company’s recent developments.
About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drugs that mimic the activity of proteins. The Company’s antibiotic compounds — small molecule mimetics of human host-defense proteins — are believed to have a completely different mechanism of action from all current antibiotic drugs, a mechanism which is intended to make bacterial resistance unlikely to develop. These compounds are being developed as broad-spectrum, rapid-acting antibiotics for serious systemic and local infections. The Company is also developing polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s anticoagulant antagonist compounds reverse the activity of both heparin and low molecular weight heparins, in keeping with our goal of developing an antagonist drug that is safer and easier to use than current approved therapy. PolyMedix plans to file IND applications during the
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PolyMedix to Present at Rodman & Renshaw’s 9th Annual Healthcare Conference
November 2, 2007

first quarter of 2008 in anticipation of commencing human clinical trials for both its antibiotic drug and its anticoagulant antagonist. For more information, please visit PolyMedix on its website at www.polymedix.com.
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Additional Information and Where to Find It
In connection with its offering of Common Stock Units, PolyMedix has filed a registration statement (including a prospectus) on Form SB-2 with the SEC. The Registration Statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov. The Registration Statement has not yet been declared effective.
Printed copies of the final prospectus, when available, relating to the offering may also be obtained from Rodman & Renshaw, LLC, Attn: Syndicate Department, 1270 Avenue of the Americas, New York, NY 10020, via telephone at 212-356-0500.
This communication shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
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